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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-39642 and 333-68032) and Form S-8
(File Nos. 333-62891, 333-63430, 333-76254 and 333-86161) filings of Amkor
Technology, Inc. of our report dated March 19, 2002 relating to the combined financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technologies Philippines (P3/P4), Inc. as of and for the year ended December 31, 2001 and 2000, which appears in this Form 10-K.


SyCip Gorres Velayo & Co.

Makati City, Philippines
March 28, 2002